UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           November 29, 2004
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

ITEM 7.01. Regulation FD Disclosure

On November 29, 2004 — Laboratory Corporation of America® Holdings (LabCorp®) today announced that Thomas P. Mac Mahon, Chairman and Chief Executive Officer, is scheduled to speak at the Merrill Lynch Health Services Conference in New York, NY on November 30, 2004 at 1:15 p.m. Eastern Time. A live audio webcast of the presentation will be available via the Company web site at www.labcorp.com. An archived replay of the audio webcast will be available for 14 days following the conference.

Exhibits

99.1 Press Release dated November 29, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: November 29, 2004	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary